UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE THREE MONTHS ENDED MARCH 31, 2021

On May 7, 2021 HLTT Acquisition Corp., a special purpose vehicle wholly-owned by Healthtech Solutions, Inc. ("Healthtech"), merged into Healthtech Oncology, Inc., a special purpose vehicle formed for the purpose of the merger, which on that same date acquired 98.83% of the outstanding capital stock of Varian Biopharmaceuticals, Inc. ("Varian") through a non-statutory share exchange. As a result, Healthtech Oncology became a wholly-owned subsidiary of Healthtech, and Varian became a 98.83%-owned subsidiary of Healthtech. In exchange for their ownership of Healthtech Oncology, the shareholders of Healthtech Oncology received an aggregate of 29,649.324 shares of Series C Preferred Stock issued by Healthtech.

The unaudited combined pro forma balance sheet includes the balance sheet of Healthtech at March 31, 2021 and the balance sheet of Varian at March 31, 2021.

The unaudited combined pro forma statement of operations for the year ended December 31, 2020, which gives effect to the Merger as if it occurred on January 1, 2020, includes the statement of operations of Healthtech for the year ended December 31, 2020 and the statement of operations of Varian for the year ended December 31, 2020.

The unaudited combined pro forma statement of operations for the three month period ended March 31, 2021, which gives effect to the Merger as if it occurred on January 1, 2021, includes the statement of operations of Healthtech for the three months ended March 31, 2021 and the statement of operations of Varian for the three months ended March 31, 2021.

In the opinion of the management of HYB Holding Corp., all adjustments necessary to present fairly such unaudited pro forma financial statements have been made as described below:

(a)	Healthtech issued 29,649.324 shares of Series C Preferred Stock. The 29,649.324 shares of Series C Preferred Stock have 4.9% of the voting power in Healthtech and, upon liquidation of Healthtech, share in 4.9% of the net assets available for liquidation. The shares of Series C Preferred Stock are also convertible, under certain circumstances, into shares of Healthtech Oncology common stock. For purposes of these pro forma financial statements, the 29,649.324 shares of Series C Preferred Stock have been valued as $7,536,945.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the actual results had the merger occurred at January 1, 2020 or January 1, 2021, nor do they purport to indicate the results of future operations or financial position of the either company.

The unaudited pro forma combined financial statements should be read in connection with the historical financial statements and notes thereto of Healthtech and Varian, which are included in this filing.

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UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	Healthtech Solutions, Inc.	Varian Bio-pharmaceuticals	Notes	Adjustments	Proforma Combined
ASSETS
Current Assets:
Cash	$ 6,294	$ 1,750			$ 8,047
Prepaid expenses	-	-			-
Total Current Assets	6,294	1,750			8,047

Intangible assets net of accumulated amortization	16,203	-			16,203
Goodwill	-	-	(a)	7,536,945	7,536,945
Total Assets	$ 22,497	$ 1,753			$ 7,561,195

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)
Current Liabilities:
Accrued interest	$ 15,088	$ -			$ 15,088
Accounts payable	96,559	416,294			512,853
Loan from related party	49,119	286,365			335,484
Accrued expenses	-	266,250			266,250
Total Current Liabilities	160,766	968,909			1,129,675

Long Term Liabilities:
Convertible debentures payable, net of discount of $323,909	357,599	-			357,599
Derivative liabilities	356,047	-			356,047
	713,646	-			713,646

Total Liabilities	874,412	968,909			1,843,321

Stockholders' Equity (Deficit)
Series A Preferred Stock, $.001 par value, 156,837 issued and outstanding	157	-			157
Series C Preferred Stock, $.001 par value, 29,649.324 issued and outstanding	-	-	(a)	30	30
Common Stock, $.001 par value, 9,701,269 issued and outstanding	9,701	3,000			12,701
Additional paid-in capital	870,809	(600)	(a)	6,567,359	7,437,568
Accumulated deficit	(1,732,582)	(969,556)	(a)	969,556	(1,732,582)
Total Stockholders' Equity (Deficit)	(851,915)	(967,156)	(a)	7,536,945	5,717,874

Total Liabilities and Stockholders' Equity (Deficit)	$ 22,497	$ 1,753			$ 7,561,195

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UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR MONTHS ENDED DECEMBER 31, 2020

	Healthtech Solutions, Inc.	Varian Biopharmaceuticals	Notes	Adjustments	Proforma Combined
Revenue	$ -	$ -			$ -

Operating Expenses:
General and administrative	115,403	412,150			527,553
General and administrative - related party	129,733	-			129,773
Research and development	348,773	181,559			530,332
Research and development - related party	77,060	-			77,060
Amortization	38,889	-			38,889
Total Operating Expenses	709,858	593,709			1,303,567

Loss from Operations	(709,858)	(593,709)			(1,303,567)

Other Expenses (Income)
Interest expense	19,577	-			19,577
Change in fair value of derivative liabilities	2,773	-			2,773
	22,350	-			22,350

Loss before provision for income tax	(732,208)	(593,709)			(1,325,917)
Provision for income tax	-	-			-

Net Loss	(732,208)	(593,709)			(1,325,917)
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UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2021

	Healthtech Solutions, Inc.	Varian Biopharmaceuticals	Notes	Adjustments	Proforma Combined
Revenue	$ -	$ -			$ -

Operating Expenses:
General and administrative	78,832	287,494			366,326
General and administrative - related party	30,000	-			30,000
Research and development	84,948	67,469			152,417
Research and development - related party	18,000	-			18,000
Marketing and promotion	40,990	-			40,990
Amortization	9,722	-			9,722
Total Operating Expenses	262,493	354,963			617,456

Loss from Operations	(262,493)	(354,963)			(617,456)

Other Expenses (Income)
Interest expense	38,600	-			38,600
Change in fair value of derivative liabilities	(7,215)	-			(7,215)
	31,385	-			31,385

Loss before provision for income tax	(293,877)	(354,963)			(648,840)
Provision for income tax	-	-			-

Net Loss	$ (293,877)	$ (354,963)			$ (648,840)

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